UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008
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Commission File Number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement and Item 8.01  Other Events

Recommended Decision by Administrative Law Judge

On June 16, 2008, the Administrative Law Judge (ALJ) assigned to the Iberdrola merger approval proceeding in New York issued his non-binding recommended decision. The ALJ recommended that the New York Public Service Commission (NYPSC) "disapprove the transaction on the ground that it does not satisfy the 'public interest' requirement of Public Service Law Section 70." In the alternative, if the NYPSC should approve the transaction, the ALJ recommended several conditions that should be imposed including that:

  Iberdrola and its affiliates be prohibited from owning or operating electric generating plants (whether wind, fossil or hydropower) that are interconnected with the transmission or distribution systems of New York State Electric & Gas (NYSEG) or Rochester Gas and Electric (RG&E). The ALJ further recommended that Energy East, including NYSEG and RG&E, be required to divest all of its existing generation in New York.
  Iberdrola and its affiliates be subject to most of the financial and structural safeguards proposed by the NYPSC Staff and other parties in the proceeding, including credit quality protections, dividend limitations, ring fencing provisions, financial reporting requirements, and affiliate transactions and code of conduct.
  NYSEG and RG&E customers be credited with "positive benefit adjustments" (PBAs) of $646 million, which includes the $202 million previously proposed by petitioners as part of their partial acceptance of some of the terms and conditions requested by NYPSC Staff and others (the $202 million would provide an immediate average delivery rate reduction of $55 million or 4.4%.)
  After the conclusion of this case, an 11-month general rate proceeding for NYSEG and RG&E be commenced to consider NYSEG's and RG&E's overall electric and natural gas revenue requirements and related matters, such as the implementation of the remaining $444 million of PBAs, retail access measures, and revenue decoupling mechanisms.

This discussion is qualified in its entirety by reference to the full report of the ALJ's recommended decision, which is available at:

       http://www.dps.state.ny.us/whatsnew.html

The ALJ's recommended decision is not binding to the NYPSC. Briefs on Exceptions to the recommended decision are due June 26, 2008 and Briefs Opposing Exceptions are due July 3, 2008, after which the matter will be submitted to the NYPSC for its decision. Energy East is unable to predict either the outcome of this proceeding or the timing of a NYPSC decision.

In light of the current schedule in this proceeding, on June 19, 2008, pursuant to Section 6.1(b)(ii) of the merger agreement, Energy East submitted to Iberdrola a notice extending the date by which the obligation to close the merger ceases to be binding.

Forward-looking Statements: This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-looking Statements" in Energy East's Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent quarterly reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 20, 2008	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Senior Vice President and Chief Financial Officer